EXHIBIT 99.2
                                                                    ------------

                                    AMENDMENT
                                    ---------
                           TO THE AGREEMENT OF MERGER
                           --------------------------

         This is an Agreement, effective as of May 15, 2003, by and among Semotus Solutions, Inc. ("Semotus") and Kathleen M. Wold, to amend the Agreement of Merger dated as of July 10, 2000, between Datalink.net, Inc. (now known as Semotus), Acquisition Wireless, Inc., a Delaware corporation ("Sub"), Cross Communications, Inc., an Illinois corporation, (the "Company"), and Kathleen M. Wold (the "Shareholder").

         WHEREAS, the Company was merged with Sub, and the Shareholder received a certain number of Parent Shares on the Closing Date, and has the right to potentially receive a certain additional number of Parent Shares as part of an earn-out and/or a reset provision, in accordance with the terms and conditions of the Agreement of Merger; and

         WHEREAS, the parties desire to terminate any remaining obligations of either party under the Agreement of Merger, and accelerate the reset provision set forth in Section 3.2 of the Agreement of Merger; and

         WHEREAS in consideration for the termination and acceleration of the obligations as described above, Semotus shall issue a final, definitive number of restricted common shares as of the Effective Date of this Agreement to Shareholder; and

         WHEREAS, the parties desire to amend the Agreement of Merger, so as to be consistent with the purpose of the above mentioned settlement.

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Semotus agrees to issue one hundred and eighty seven thousand five hundred (187,500) restricted common shares of Semotus to Shareholder.

2. Both parties agree to terminate in their entirety any and all provisions of the Agreement of Merger wherein either [party] has remaining obligations to the other [party]; such provisions shall be of no further force or effect. These 187,500 shares, the termination of Semotus' remaining obligations under the Agreement of Merger and the mutual release as set forth below in Section 3, are for full settlement of the consideration owed by each Party under the Agreement of Merger and represent complete satisfaction of all obligations of either party under the Agreement of Merger.

3.       Piggy Back Registration Rights.

         a. If (but without any obligation to do so) Parent proposes to register any of the Parent Shares on a registration statement (other than a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Shares issuable as Merger Consideration, or a registration in which the only Parent Shares being registered are Parent Shares issuable upon conversion of debt securities that are also being registered), Parent shall, at such time, promptly give the Shareholder written notice of such registration. Upon the written request of the Shareholder given within ten (10) days after mailing of such notice by Parent, Parent shall, subject to the final approval of the other holder(s) of securities (including the underwriter, if applicable) intended to be included on such registration statement, use all reasonable efforts to

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               cause to be registered under the Act all of the Parent Shares that the Shareholder has requested to be registered

         b. Unless otherwise approved by Parent, the Shareholder shall have the right to include its Parent Shares in no more than one registration statement filed by Parent in accordance with this Section.

         c. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. The expenses of such withdrawn registration shall be borne by Parent.

4. Each Party hereby releases, waives and forever discharges, individually and collectively, the other Party, and the other Party's current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (hereinafter collectively referred to as "Releasees"), from any and all claims, rights, demands, liabilities, causes of action, losses, costs or expenses (including attorneys' fees) of any kind whatsoever, known or unknown, suspected or unsuspected, that a Party may now have or has ever had against the other Party's Releasees prior to and including the date of this Agreement. This release includes, without limitation, all claims relating to any contract between the Parties or the Party's Releasees, whether express or implied, and its termination or breach; any claims for misrepresentation, fraud, or breach of any covenant of good faith and fair dealing.

         It is expressly understood and agreed by each Party that this Agreement is in full accord, satisfaction and discharge of any and all claims by a Party against the other Party's Releasees, and that this Agreement has been signed with the express intent of extinguishing all such claims.

         Civil Code Section 1542. Each Party represents that it is not aware of any claim against the other than the claims that are released by this Agreement. Each Party acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code
         Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Each Party, being aware of said code section, agrees to expressly waive and relinquish any right or benefit it has or may have under Section 1542 of the Civil Code of the State of California, as well as any other similar provision under the statutory or nonstatutory law of any other jurisdiction to the full extent that it may lawfully waive all such rights and benefits.

5. In the event that any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions shall remain in full force and effect and the unenforceable provision(s) shall be interpreted and rewritten to give effect to the parties' economic intentions.

6. Each Party further agrees not to make any negative or disparaging statements about the other Party or its employees or representatives to any third party, or to disclose any confidential information that it became aware of as a result of its relationship with the other Party.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of

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         California (regardless of that jurisdiction or any other jurisdiction's choice of law principles).

8. Arbitration. In the event a disagreement between the parties cannot be resolved, the parties mutually agree to resolve any conflicts through binding arbitration proceedings. Such arbitration shall be conducted before a single arbitrator and, except as otherwise set forth herein, shall be conducted in accordance with the then-existing rules of the Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration shall take place at San Jose, California or any other location mutually agreeable to the parties. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes.

9. Each Party acknowledges and agrees that it has been advised that this Agreement is a binding legal document. Each Party further agrees that it has had adequate time and a reasonable opportunity to review the provisions of this Agreement and to seek legal advice regarding all its aspects, and that in executing this Agreement, each Party has acted voluntarily and has not relied upon any representation made by another Party or any of that Party's employees or representatives regarding the Agreement's subject matter and/or effect. Each Party has read and fully understands this Agreement and voluntarily agrees to its terms.

10. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

11. Fax Signatures. The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

12. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Agreement of Merger.

13. Pre-Signing Consultation. Shareholder and Company each represent and warrant that it has had an opportunity to consult with its advisors, accountants and attorneys concerning the execution of this Agreement, and the transactions contemplated herein. By the Shareholder's and Company's execution hereof, the Shareholder and Company each confirm that either it has consulted with an

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         attorney or has determined not to obtain such representation in connection with this Agreement or transactions contemplated herein.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                SEMOTUS SOLUTIONS, INC.


                                 By:  /s/ Anthony N. LaPine
                                     ----------------------------------------
                                     Name: Anthony N. LaPine
                                     Title: President and CEO


                                CROSS COMMUNICATIONS, INC. (formerly Acquisition Wireless, Inc.)


                                 By: /s/ Kim Wold
                                     ----------------------------------------
                                     Name: Kim Wold
                                     Title: President


                                SHAREHOLDER

                                 By:  /s/ Kathleen M. Wold
                                     ----------------------------------------
                                     Name: Kathleen M. Wold












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